    As filed with the Securities and Exchange Commission on November 25, 1998

                                                  Registration No. 33-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           HASKEL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                            95-4107640
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization                               Identification No.)

                              100 East Graham Place
                            Burbank, California 91502
                    (Address of principal executive offices)

                    1998 LONG-TERM PERFORMANCE INCENTIVE PLAN
                            (Full title of the plan)

                               R. MALCOLM GREAVES
                           HASKEL INTERNATIONAL, INC.
                              100 EAST GRAHAM PLACE
                               BURBANK, CALIFORNIA
                                 (818) 843-4000
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             WILLIE R. BARNES, ESQ.
                          MUSICK, PEELER & GARRETT LLP
                         ONE WILSHIRE BLVD., SUITE 2000
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 629-7600

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================

                                                   Proposed Maximum       Proposed Maximum          Amount of
  Title of Securities         Amount to be          Offering Price            Aggregate           Registration
   to be Registered           Registered(1)          Per Share(1)          Offering Price              Fee
   ----------------           -------------          ------------          --------------              ---
--------------------------------------------------------------------------------------------------------------

    Class A Common
        Stock,                  1,600,000               $11.125              $17,800,000            $5,394
   without par value
==============================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the last reported sale of the Registrant's Class A Common Stock as reported on the NASDAQ National Market on November 19, 1998.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


---------------

*        INFORMATION REQUIRED BY ITEMS 1 AND 2 OF PART I TO BE CONTAINED IN THE
         SECTION 10(A) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE NOTE TO PART I OF FORM S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Haskel International, Inc. (the "Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") (Commission File No. 0-25068) are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended May 30, 1998; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended August 29, 1998; and (c) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 19, 1994 with the Commission under the Exchange Act, including any amendment or report subsequently filed by the Company for the purpose of updating that description.

         Each document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The Class A Common Stock registered hereby is a class of securities registered under Section 12(g) of the Exchange Act.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under California law, a California corporation may eliminate or limit the personal liability of a director to the corporation for monetary damages for breach of the director's duty of care as a director, provided that the breach does not involve certain enumerated actions, including, among other things, intentional misconduct or knowing and culpable violation of the law, acts or omissions that the director believes to be contrary to the best interests of the corporation or its shareholders or that involve an absence of good faith on the part of the director, any transaction from which a director derives an improper personal benefit, acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, and acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders. The Company's Articles of Incorporation and Bylaws include such provisions.

         The Company's Articles of Incorporation and Bylaws also impose a mandatory obligation on the Company to indemnify its agents, including officers and directors of the Company to the fullest extent authorized or permitted by law (as now or hereinafter in effect), including under circumstances in which indemnification would otherwise be at the direction of the Company.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         NOT APPLICABLE.


ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
Number      Description
------      -----------

3.1 Restated Articles of Incorporation of the Company (filed with the Commission on August 8, 1994 as EXHIBIT 3.1 to the Company's Annual Report on Form 10-K for the year ended May 31, 1995 and incorporated herein by reference.)

4.1 Specimen Class A Common Stock Certificate (filed with the Commission on October 13, 1994 as EXHIBIT 4.1 to Amendment NO. 4 to the Company's Registration Statement on Form S-1 (Reg. NO. 33-74362) and incorporated herein by reference.

5 (*) Opinion of Musick, Peeler & Garrett LLP regarding the legality of the securities registered hereunder.

23.01 (*)   Consent of Deloitte & Touche LLP.

23.02 (*)   Consent of Price Waterhouse UK.

23.03 (*)   Consent of Musick, Peeler & Garrett, LLP (contained in EXHIBIT 5)

24.01       Power of Attorney (Contained in Part II).

-------------------------

*     Filed herewith.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         So far as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burbank, State of California, on November 25, 1998.

                                 HASKEL INTERNATIONAL, INC.



                                 By:  \s\ R. Malcolm Greaves
                                      --------------------------------------
                                      R. Malcolm Greaves
                                      Chief Executive Officer

                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Malkowicz and R. Malcolm Greaves, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intent and purposes and as full as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                         Title                                      Date
          ---------                         -----                                      ----

\s\ Edward Malkowicz                     Chairman of the Board and Director        November 25, 1998
---------------------------------
Edward Malkowicz


\s\ R. Malcolm Greaves                   Chief Executive Officer and Director      November 25, 1998
---------------------------------
R. Malcolm Greaves


\s\ Patricia A. Wehr                     Chief Financial Officer                   November 25, 1998
---------------------------------
Patricia A. Wehr                         (Principal Financial and Accounting
                                         Officer)

\s\ W. Bradley Zehner II, Ph.D.          Director                                  November 25, 1998
---------------------------------
W. Bradley Zehner II, Ph.D

          Signature                         Title                                      Date
          ---------                         -----                                      ----

\s\ Marvin L. Goldberger                 Director                                  November 25, 1998
---------------------------------
Marvin L. Goldberger


\s\ Stanley T. Myers                     Director                                  November 25, 1998
---------------------------------
Stanley T. Myers


\s\ Terrence A. Noonan                   Director                                  November 25, 1998
---------------------------------
Terrence A. Noonan


\s\ John Vinke                           Director                                  November 25, 1998
---------------------------------
John Vinke

                                  EXHIBIT INDEX

EXHIBIT NO.
-----------

 3.1        Restated Articles of Incorporation of the Company (filed with the
            Commission on August 8, 1994 as EXHIBIT 3.1 to the Company's Annual
            Report on Form 10-K for the year ended May 31, 1995 and incorporated herein by reference.)

 4.1        Specimen Class A Common Stock Certificate (filed with the
            Commission on October 13, 1994 as EXHIBIT 4.1 to Amendment NO. 4 to the Company's Registration Statement on Form S-1 (Reg. NO. 33-74362) and incorporated herein by reference.

 5 Opinion of Musick, Peeler & Garrett LLP regarding the legality of the securities registered hereunder.

23.01       Consent of Deloitte & Touche LLP

23.02       Consent of Price Waterhouse

23.03       Consent of Musick, Peeler & Garrett, LLP (Contained in EXHIBIT 5)